SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2009

ROPER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12273		51-0263969
(Commission File Number)		(IRS Employer Identification No.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA		34240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (941) 556-2601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 12, 2009, the Board of Directors of Roper Industries, Inc. (the “Company”) amended and restated the bylaws of the Company (the “Amended Bylaws”).  The Amended Bylaws were adopted in the light of recent case law and developments in corporate governance practice, to provide that any stockholder advance notice of business must contain information identified in the Amended Bylaws with respect to derivative positions held by such stockholder.  Specifically the notice must contain a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss, to manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder (and any beneficial owner on whose behalf the nomination is made) with respect to the Company’s securities.

The foregoing description of the Amended Bylaws is qualified in entirety by reference to the full text of the Amended Bylaws included as Exhibit 3.1 to this Current Report and incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Document
Exhibit 3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

Date:	February 19, 2009	By:	/s/David B. Liner
			Name:	David B. Liner
			Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
Exhibit 3.1	Amended and Restated Bylaws